November 5 – 8, 2006 Edison Electric Institute Financial Conference Exhibit 99.1

Notice Regarding Forward-Looking Statements Certain statements contained in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, gas and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels, rate structures or tax laws; changes in federal and/or state environmental and other laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations, including the PJM to which DPL’s operating subsidiary has given control of its transmission functions; changes in DPL’s purchasing processes, delays and supplier availability; growth in DPL’s service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

2007 Positions DPL
for Solid Growth Potential With competitive generation assets, well-positioned for post-2008 Ohio market, whether quasi-regulated or competitive. Rate Stabilization Plan provides opportunity through 2010. PUCO approved (11-1-06) Environmental Investment Rider through 2010. Strong and stable retail market. DPL-managed scrubber projects to be completed by end of 2008. Killen burn issue resolved by end of 2007. Excellent access to diversity of compliance and non-compliance coal. Upside to coal costs post 2008 – dependent on testing. Approaching maintenance capex levels in 2008. Potential upside in 2007 from peaker transaction. Trial date for lawsuit set for spring of 2007.

DPL Generation Coal = 2,800 17 Natural Gas/Diesel = 1,600 21 Total = 4,400 38 DPL Generation = 4,400 Megawatts MW Units

Rate Stabilization Plan Settlement 11% 16.4% 21.8% 27.2% 32.6% Rate Stabilization Plan Settlement051015202530352006200720082009201011%5.4%16.4%21.8%27.2%32.6%11.0% = $76 million5.4% = $37 millionBased upon 2002 sales figures included in RSP application.10.8%16.2%Percent %Potential Net Revenue$65$100$140$210$25021.6%= Avoidable by Shopping Customers= Avoidable by Shopping Customers= Fuel= Environmental

Stable and Strong Retail Market West Central Ohio500,000 Customer Base Little to no customer switching No customer > 2% of retail revenue Excellent diversity among top 10 customers Good balance of residential/ commercial/industrial sales Customers 89% 9% 2% Revenue 49% 28% 23% Residential Commercial Industrial

On track. First units to be operational beginning in 2007 and phasing in at various plants through 2009. Killen = June 2007 Stuart Units 3 & 4 = Jan. 2008 Stuart Units 1 & 2 = June 2008 Modeling and testing coals to determine optimal coal mix going forward. Scrubber (FGD) Update FGD = Flue Gas Desulfurization

The Coal Blending Process The process of burning coal leads to the formation of “slag” – molten ash that can coat the boiler tubes. Slag must be removed so that airflow through the boiler tubes is not impeded. In general, low-sulfur coal has low slagging potential and high-sulfur coal has high slagging potential. Transition to higher-sulfur coal must be properly managed through equipment upgrades, modeling and testing.

Fuel: Post-Scrubber Outlook Killen Station: 2007 2 lb SO2 coal for initial period following scrubber start-up. Use on-site blending of typical Killen coals with higher sulfur coals to determine what sulfur level can be tolerated. Increase sulfur levels in increments. Killen Station: 2008 – 2010 Contract with suppliers that offer multiple coal qualities to adjust to highest SO2/lowest cost coal as the plant learns to effectively operate with higher sulfur coals. Stuart Station: 2007 2 lb SO2 coal for initial period following scrubber start-up. Stuart Station: 2008 – 2010 Purchase physical coal from suppliers that offer a range of sulfur levels. Ratchet up sulfur levels to determine boiler burn tolerance.

Powder River Basin Proximity to Diverse Supply PPRBPPIllinois BasinPPNorthern AppalachianPPCentral AppalachianValueReliabilityCompatibilitySupply RegionPre-scrubber installation: DPL needed to burn low sulfur coal to comply with SO2 emission permits. Post-scrubber: Ability to use higher value (lower cost) coals from Northern Appalachian and Illinois Basin regions requires equipment upgrades and potential test burns to determine the impact on operations.

Fuel Update Fuel costs expected to increase approximately 7% in 2006 compared to 2005 and 5% in 2007 compared to 2006. Coal prices expected to increase approximately 10% in 2006 compared to 2005 and 5% in 2007 compared to 2006. Coal requirements are approximately 100% hedged for 2006 and 83% for 2007. Coal services agreement with Merrill Lynch Commodities strengthens our ability to extract value from coal portfolio while we seek to hedge forward supply commitments.

Capital Expenditures



400
350
300
250
200
150
100
50
0
$ in millions
$180
$365
$295
$170
2005
2006
2007
2008
Actual
Forecast
Base
Environmental

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A part of overall integrated resource planning. Tait units determined to be essential. Pursued bids for three sites: Darby, Greenville and Montpelier. Total capacity is 872 megawatts. Received several strong bids and in discussions with several parties. A transaction will not close before 2007. Peaker Update

Financial Update

Positive Drivers: Retail prices up; wholesale volume up; gross margin increased. Interest expense down significantly. Share buyback positively affecting earnings per share. Offsetting: Mild weather. Increased purchased power and O&M. Third Quarter Earnings Drivers Continuing Operations $0.21 $0.44 $0.65 $1.06 2005 2006 2005 2006 Basic Earnings Per Share Q39 Months

Earnings Per Share 2006200520062005Earnings from Continuing Operations0.44$ 0.21$ 1.06$ 0.65$ Earnings from Discontinued Operations0.03$ --0.10$ 0.36$ Total Basic0.47$ 0.21$ 1.16$ 1.01$ Three Months EndedSeptember 30,Nine Months EndedSeptember 30,

Liquidity & Cash Flow (Millions) Cash & Cash Equivalents $189.9 $595.8 Short-Term Investments Available for Sale --- $125.8 9/30/06 12/31/05 $138.2 $283.9 $180 $365 (projected) 2005 2006 2005 2006 9-30 12-31 Capital Expenditures

Future Outlook 2006 Reaffirming guidance for basic earnings per share from continuing operations of $1.35 to $1.50. 2007 Updating guidance for basic earnings per share from continuing operations to $1.50 to $1.65 from previous forecast of $1.65 to $1.80. Three drivers to the revised guidance: fuel, purchased power and litigation expenses.

Appendix

Quarterly Variance Summary
Q3 '06 to Q3 '05 (Millions)

Revenues	Three Months Ended September 30, 2006	2005	Variance
Electric Revenues – Retail	$307.3	$292.2	$15.1
Electric Revenues – Wholesale	61.8	40.5	21.3
Electric Revenues – RTO ancillary	20.6	22.2	(1.6)
Other Revenues, Net of Fuel Costs	2.8	2.5	0.3
Total Revenues	$392.5	$357.4	$35.1
Fuel			
Coal	$88.6	$80.8	$7.8
Gas	10.3	15.5	(5.2)
Oil	1.2	1.4	(0.2)
Emission Allowance Costs	(0.6)	3.7	(4.3)
Total Fuel Costs	$99.5	$101.4	$(1.9)
Purchased Power			
Purchased Power	$48.3	$24.4	$23.9
RTO Ancillaries	12.8	13.0	(0.2)
Total Purchased Power	$61.1	$37.4	$23.7
Gross Margin	**$231.9**	**$218.6**	**$13.3**

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Operation & Maintenance Legal $4.9 Employee Compensation & Benefits 3.7 Service Operations 2.8 Power Production 2.6 Low-Income Assistance Program* 1.6 PJM Administrative Fees* 1.4 Insurance Reserves (5.0) Other 0.4 Total O&M Increase $12.4 Amortization of Reg Assets Increase* $1.8 Investment Income Decrease $30.8 Interest Expense Decrease $9.2 Quarterly Variance Summary Q3 ’06 to Q3 ’05 (Millions)*DP&L is receiving regulatory recovery.

Stock Buyback Update Board-authorized $400 million program. Completed on August 21, 2006. 14.9 million shares repurchased, or 11.7% of outstanding stock at December 31, 2005. Average repurchase price was $26.91 per share.

Multiple Ownership of Turbines Spreads Operational Risk1,300 365 DPL, Duke, AEP Zimmer 600 186 DPL, Duke East Bend, Unit 2 1,000 360 DPL, Duke Miami Fort, Units 7 & 8 414 207 DPL, Duke, AEP Beckjord, Unit 6 780 129 DPL, Duke, AEP Conesville, Unit 4 2,376 832 DPL, Duke, AEP Stuart 615 412 DPL, Duke Killen 365 365 DPL Hutchings Total Plant Capacity (mw) DPL Portion (mw) Ownership Coal Units

Natural Gas Fired Peaker Data 256 MW 292 MW 3 4 1990’s 5/02 Ohio Tait 3 Units – DP&L 4 Units – DPLE 192 MW 4 6/01 Indiana Montpelier 192 MW 4 6/02 Ohio Greenville 438 MW 6 5/01 – 5/02 Ohio Darby APPROXIMATE SUMMER CAPACITY # OF UNITS COMMERCIAL OPERATION DATE STATE PLANTS Book Cost (Approx.)Annual Depreciation (Approx.) DPLE $500 Million $20 Million DP&L $70 Million $2 Million

DPL

FGD Update

FGD: Flue Gas Desulfurization

BDC: Balanced Draft Conversion

SCR: Selective Catalytic Reduction

DP&L Operated Projects:

Unit(s)	Scope	In-Service Date
Killen	FGD	June 2007
Stuart 3-4	FGD + BDC	January 2008
Stuart 1-2	FGD + BDC	June 2008

Partner-Operated Projects:

Miami Fort 8	FGD	April 2007
Miami Fort 7	FGD	December 2007
Conesville 4	FGD + SCR	April 2009
East Bend	FGD Upgrades	May 2005
Zimmer	FGD Upgrades	December 2006

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